Exhibit 99.2

News Release
FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces Agreement to Acquire the Construction Materials Business of Stavola Holding Corporation for $1.2 Billion and Other Value Enhancing Portfolio Actions to Accelerate Long-Term Strategy

–Provides Scaled Aggregates-Led Platform with Revenues of $283 Million, Adjusted EBITDA of $100 Million, and Margin Accretive to Construction Products Segment
–Extends Footprint into Nation's Largest MSA
–Financing to Include New Long-Term Debt with Clear Path to Deleveraging
–Additionally, Executed Definitive Agreement to Divest Steel Components Business and Completed Sale of Other Non-Core Assets for Total Consideration of $137 Million
–Transactions Accelerate Shift to Higher Margin Construction Products While Advancing Strategy to Reduce Complexity and Cyclicality of Overall Portfolio
–Arcosa Will Host a Conference Call to Discuss These Transactions and Its Second Quarter 2024 Results at 8:30 AM ET on Friday August 2nd

DALLAS, Texas - ARCOSA, Inc. - August 1, 2024:
Arcosa, Inc. (NYSE: ACA) (“Arcosa,” the “Company,” “We,” or “Our”), a provider of infrastructure-related products and solutions, today announced portfolio actions that advance the Company's long-term strategy.

Acquisition of Stavola

Arcosa has entered into a definitive agreement to acquire the construction materials business of Stavola Holding Corporation and its affiliated entities ("Stavola") for $1.2 billion in cash, subject to customary post-closing adjustments. Founded in 1948, Stavola is an aggregates-led and vertically integrated construction materials company primarily serving the New York-New Jersey Metropolitan Statistical Area (“MSA”) through its network of five hard rock natural aggregates quarries, twelve asphalt plants, and three recycled aggregates sites. For the last twelve months ended June 30, 2024 (“LTM”), Stavola generated revenues of $283 million and Adjusted EBITDA of $100 million, representing a 35% Adjusted EBITDA Margin. The aggregates business contributed 56% to Stavola’s LTM Adjusted EBITDA. The structure of the transaction is expected to create tax benefits attributable to Arcosa with a net present value of approximately $125 million.

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Commenting on the acquisition, Antonio Carrillo, Arcosa’s President and Chief Executive Officer, noted, "Since becoming an independent public company in 2018, Arcosa has successfully executed against its long-term vision to grow in attractive markets and reduce the complexity and cyclicality of the overall business through strategic acquisitions and select divestitures. Over that time, we have expanded our Construction Products business both organically and inorganically, deploying approximately $1.5 billion on value enhancing acquisitions to date and increasing our aggregates presence in the top 50 MSAs.

“The acquisition of Stavola accelerates Arcosa’s strategic transformation by adding a premier aggregates-led platform in the nation’s largest MSA with favorable attributes from its exposure to lower volatility infrastructure-led end-markets. Pro forma for the transactions, Construction Products represents 65% of Arcosa’s LTM Adjusted EBITDA, and consolidated LTM Adjusted EBITDA Margin expands approximately 220 basis points. Stavola brings an experienced management team, a reputation for strong customer service, and a successful track record.”

Strategic Divestitures

Divestiture of Steel Components

Arcosa has also entered into a definitive agreement to sell its steel components business to Stellex Capital Management LLC, a New York-based private equity firm.

With a 150+ year legacy, Arcosa’s steel components business is a leading supplier of railcar coupling devices, railcar axles, and circular forgings. Based in Pennsylvania and operating under the brands McConway & Torley, Standard Forged Products, and McKees Rock Forgings, the business serves rail, mining, and other infrastructure-related industries. Reported within the Company’s Transportation Products segment, LTM revenues were $150 million for the steel components business.

Additional Portfolio Actions

During the second quarter of 2024, the Company took additional actions to optimize its portfolio and improve margins:

–Divested its single-location subscale asphalt and paving operation located in Tennessee that was operating at a modest loss
–Sold a non-operating facility within Engineered Structures
–Exited a small underperforming natural aggregates operation serving the Permian Basin in west Texas and redeployed the equipment.

Total consideration for the divestitures was $137 million, which will be used to pay down debt.

Commenting on the portfolio actions, Carrillo continued, "Today’s announcements underscore the strength of our company and our confidence in the growth opportunities ahead of us. Construction Products and Engineered Structures are benefitting from increased scale and more resilient platforms and are well-positioned to benefit from infrastructure-driven tailwinds. Additionally, our two remaining cyclical businesses, wind towers and barge, command industry-leading positions with solid backlog visibility in place and anticipated multi-year market recoveries underway.

“We have committed financing in place to fund the purchase of Stavola that will result in initial net leverage above our targeted range. Our permanent financing strategy will allow for rapid deleveraging at an attractive cost of capital. Based on the anticipated strength of our cash flow generation, our goal is to return to our long-term net leverage targeted range within 18 months."

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Carrillo concluded, “We believe these portfolio actions underscore our commitment to increasing long-term shareholder value and our disciplined approach to capital allocation. We look forward to welcoming the Stavola team and customer base to Arcosa, and express our gratitude to the employees of our steel components business for their dedication and contributions to Arcosa.”

Strategic and Financial Rationale for Portfolio Actions

–Extends Construction Products footprint into the nation’s largest MSA with a scaled and vertically integrated aggregates and FOB asphalt operation. Stavola operates in an attractive region with increased exposure to lower volatility, infrastructure-led end markets. Competitive advantages include a difficult to replicate leadership position underpinned by long-term customer relationships and an estimated 350 million tons of hard rock aggregates reserves commanding industry-leading profitability metrics.
–Represents attractive valuation for a scaled aggregates-led business with premium financial attributes. The $1.2 billion purchase price reflects a 10.7x multiple of Stavola’s LTM Adjusted EBITDA, net of the present value of tax attributes created from the acquisition, and 12.0x on a gross basis.
–Increases Arcosa's exposure to higher margin Construction Products Adjusted EBITDA. Stavola enhances the scale and margin profile of our Construction Products segment. On a pro forma LTM basis, Construction Products revenues increase 28% to $1.3 billion and Adjusted Segment EBITDA grows 42% to $342 million, resulting in 260 basis points of Adjusted Segment EBITDA margin improvement.
–Reduces the complexity and cyclicality of the portfolio. Divestiture of the steel components business, along with the other recent strategic actions, results in reduced exposure to cyclical end-markets and improved margin.
–Enhances Arcosa's overall profitability and financial profile. Pro forma for the transactions, Construction Products will represent 65% of Arcosa’s Adjusted EBITDA excluding corporate costs, and the Company’s LTM Adjusted EBITDA Margin expands approximately 220 basis points. Today’s announcements are decisive actions to optimize our portfolio, enhance the quality of our earnings, and deliver superior value for our shareholders.
–Portfolio resilience supports Arcosa’s ability to maintain a healthy balance sheet through prudent deleveraging. Upon completion of the acquisition of Stavola, the Company’s pro forma LTM Net Debt to Adjusted EBITDA is approximately 3.7x. The increased scale of our growth businesses and anticipated market recovery in our cyclical businesses, bolstered by current backlog visibility, gives us line of sight to increased cash flow generation. With debt reduction as our near-term capital allocation priority, our goal is to de-lever to our long-term target of 2.0 to 2.5x within 18 months.

Financing

Arcosa has obtained $1.2 billion of committed secured bridge loan financing in connection with the execution of the agreement to acquire Stavola, as well as a backstop to its existing $600 million revolving credit facility. Prior to the transaction close, the Company anticipates accessing the long-term debt capital markets for permanent financing with a mix of secured and unsecured debt that incorporates prepayment flexibility.

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Approvals and Timing

The actions announced today have been unanimously approved by the Company’s Board of Directors. Arcosa has obtained all necessary regulatory approvals for the acquisition of Stavola and the divestiture of the steel components business. The Company anticipates the acquisition will be completed in the fourth quarter and the divestiture is expected to close during the third quarter.

Advisors

Barclays and Evercore served as financial advisors to Arcosa on the acquisition of Stavola. Evercore also served as financial advisor to Arcosa on the divestiture of the steel components business. Kirkland & Ellis served as legal advisor to the Company on the acquisition, and Gibson, Dunn, & Crutcher served as legal advisor to Arcosa on the divestiture. J.P. Morgan, Bank of America Securities and Barclays have provided committed financing to Arcosa in connection with the acquisition of Stavola. Baker Botts served as the Company’s legal advisor on the committed financing.

Conference Call Details

A conference call is scheduled for 8:30 a.m. Eastern Time on August 2, 2024 to discuss the transactions and our second quarter 2024 results announced today in a separate release. To listen to the conference call webcast, please visit the Investor Relations section of Arcosa’s website at https://ir.arcosa.com. A slide presentation for this conference call will be posted on the Company’s website in advance of the call at https://ir.arcosa.com. The audio conference call number is 800-343-1703 for domestic callers and 785-424-1116 for international callers. The conference ID is ARCOSA and the passcode is 24246. An audio playback will be available through 11:59 p.m. Eastern Time on August 16, 2024, by dialing 800-839-1162 for domestic callers and 402-220-0398 for international callers. A replay of the webcast will be available for one year on Arcosa’s website at https://ir.arcosa.com/news-events/events-presentations.

About Arcosa

Arcosa, Inc., headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, engineered structures, and transportation markets. Arcosa reports its financial results in three principal business segments: Construction Products, Engineered Structures, and Transportation Products. For more information, visit www.arcosa.com.

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Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” “goal,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding failure to successfully complete and integrate acquisitions, including Ameron and Stavola, or divest any business, including the steel components business, or failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; assumptions regarding achievements of the expected benefits from the Inflation Reduction Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2023 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

INVESTOR CONTACTS

Gail M. Peck	Erin Drabek	David Gold
Chief Financial Officer	Director of Investor Relations	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com
MEDIA CONTACT

Media@arcosa.com
TABLES TO FOLLOW

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Reconciliation of Stavola and Steel Components Adjusted EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of normal earnings. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We believe Adjusted EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors.

Twelve Months Ended June 30, 2024
Stavola:
Net income	$71.8
Add:
Interest expense, net	0.8
Provision for income taxes	—
Depreciation, depletion, and amortization expense	18.9
EBITDA	91.5
Non-recurring adjustments	9.0
Stavola Adjusted EBITDA	$100.5

Twelve Months Ended June 30, 2024
Steel components business:
Operating profit	$11.3
Add: Depreciation and amortization	9.6
Steel components EBITDA	20.9
Steel components Adjusted EBITDA	$20.9

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Reconciliation of Net Debt to Adjusted EBITDA
($ in millions)
(unaudited)

GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses “Net Debt to Adjusted EBITDA”, which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

	June 30, 2024(1)	Pro forma Stavola	Pro forma June 30, 2024
Total Debt, excluding debt issuance costs	$710.4	$1,200.0	$1,910.4
Cash and cash equivalents	103.7	—	103.7
Net Debt	$606.7	$1,200.0	$1,806.7

Adjusted EBITDA (last twelve months)(1)	$393.3	$100.5	$493.8
Net Debt to Adjusted EBITDA	1.5		3.7

(1) See separate press release announcing Arcosa's second quarter 2024 earnings results.

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